UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2015

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2015, SunCoke Energy Partners, L.P. (the “Partnership”) announced that its outstanding 7.375% Senior Notes due 2020 (the “2020 Notes”) are now freely tradable without restrictions by non-affiliates of the Partnership. The 2020 Notes were issued in non-registered private offerings in January 2013 and May 2014, and were subject to restrictions on transfer under the indenture governing the 2020 Notes (the “Restricted Notes”). The Restricted Notes were issued under CUSIP numbers 86723C AA6, 86723C AC2, U86660 AA2, and U86660 AB0.

The freely tradable 2020 Notes are represented by the CUSIP number 86723C AD0 (the “Unrestricted Notes”) and by a global security without restrictive legends that is held by the trustee for the 2020 Notes, The Bank of New York Trust Company, N.A., as custodian for The Depository Trust Company (“DTC”). The Unrestricted Notes are now eligible at DTC. Beneficial owners of the 2020 Notes who wish to exchange their Restricted Notes for Unrestricted Notes should contact their respective DTC participants.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners, L.P. Press Release, regarding status of bonds (August 13, 2015).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: August 14, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy Partners, L.P. Press Release, regarding status of bonds (August 13, 2015).